Exhibit 99.2

CIM Commercial Trust Corporation Announces Rights Offering

DALLAS— June 1, 2021—CIM Commercial Trust Corporation (NASDAQ: CMCT and TASE: CMCT-L) (“we”, “our”, “CMCT”, “CIM Commercial”, or the “Company”), a real estate investment trust (“REIT”) that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States (including improving and developing such assets), announced today that it intends to conduct a rights offering for an aggregate of approximately $137.3 million of newly issued shares of common stock, par value $0.001 per share, of the Company (“Common Stock”). A record date of 4:00 p.m., New York Time, on June 11, 2021 has been set for the planned rights offering.

“This offering will provide CMCT growth capital and improved financial flexibility, scale, and float, while giving shareholders the option to maintain their ownership percentage in CMCT,” said David Thompson, Chief Executive Officer of CIM Commercial.

“CMCT was one of the most active U.S. listed REITs in selling stabilized assets from 2016 to 2019. We have retained a high-quality portfolio in attractive markets with significant growth potential. While the pandemic delayed our efforts to significantly increase the cash flow and value of our portfolio, we remain confident in these internal growth opportunities. In addition, we are seeing numerous potential attractive acquisition opportunities.”

“We believe utilizing CIM Group’s large-scale real estate platform to source and execute on these potential acquisitions and to execute on our significant same store growth opportunities will maximize shareholder value over the short, medium and long term.”

Upon commencement of the planned rights offering, the Company will distribute to holders of record as of the record date one non-transferable subscription right for each share of Common Stock held by such holder as of the record date. Each subscription right will entitle its holder to purchase one share of Common Stock at a subscription price of $9.25 per share. Holders of subscription rights that exercise in full such basic subscription rights will be entitled, subject to certain limitations and conditions, to over-subscribe for additional shares of Common Stock that remain unsubscribed for in the rights offering as a result of any unexercised basic subscription rights. If the offering is over-subscribed, then any exercise of the over-subscription privilege will be subject to proration as described in the prospectus supplement in respect of the rights offering. The exercise of the subscription rights will also be subject to any applicable stock ownership limitations set forth in the charter of the Company and as further described in the prospectus supplement. The rights offering is expected to expire at 4:00 p.m., New York Time, on June 23, 2021, unless extended by the Company (the “Expiration Date”).

If you are purchasing shares of Common Stock in order to participate in the rights offering, you need to make sure that the settlement of your purchase occurs on or prior to June 11, 2021, the record date for the rights offering. As a general matter, the settlement date for most stock trades occurs on the second business day after the day the trade is executed (commonly referred to as T+2). We urge you to contact your broker dealer to discuss and confirm the timing of settlement of purchase of shares of Common Stock.

Affiliates of CIM Group, L.P. that operate and manage the Company and beneficially owned approximately 19.9% of the issued and outstanding shares of Common Stock as of May 7, 2021 have indicated to us that they will exercise in full the subscription rights they receive in the rights offering and intend to over-subscribe for additional shares of Common Stock.

Exercising holders will be required to pay the subscription price in full for all shares of Common Stock sought to be acquired in the rights offering (including in respect of any shares sought to be over subscribed for) at the time of submission of their exercise notice. Holders that hold their shares of Common Stock as of the record date through a broker, dealer, bank, trustee, TASE member or other nominee should be aware that such nominee is likely to establish a deadline by which the nominee must receive instructions for the exercise of subscription rights, together with the required subscription payment, that is prior to the Expiration Date. Following the Expiration Date, the Company will publicly announce the results of the rights offering (including the number of shares of Common Stock to be issued in connection with the over subscription privilege). Shares of Common Stock subscribed for and allocated to exercising stockholders are expected to be issued within six business days following the Expiration Date. Any holder that subscribes and pays for a greater number of shares of Common Stock than are allocated to such holder in the rights offering will be refunded the amount of overpayment, without interest or deduction, as soon as practicable after the Expiration Date.

The Company has retained B. Riley Securities, Inc. to act as a U.S. dealer manager and Poalim I.B.I. – Underwriting and Issuing Ltd. to act as an Israeli dealer manager in connection with the rights offering.

The rights offering will be made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-233255) that was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on November 27, 2019. The rights offering will only be made by means of a prospectus. The Company is filing with the SEC in respect of the rights offering a preliminary prospectus supplement and the accompanying base prospectus, which will be available on the SEC’s web site. The Company may decide at any time prior to the filing of the final prospectus supplement in respect of the rights offering (which is expected to be one business day prior to the record date) not to proceed with the rights offering, in which case no subscription rights will be distributed to holders of Common Stock.

About CIM Commercial

CIM Commercial is a real estate investment trust that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States. Its properties are primarily located in Los Angeles and the San Francisco Bay Area. CIM Commercial is operated by affiliates of CIM Group, L.P., a vertically-integrated owner and operator of real assets with multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and onsite property management capabilities (www.cimcommercial.com).

IMPORTANT

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company or any of its subsidiaries, nor shall there be any offer, solicitation or sale of any securities of the Company or any of its subsidiaries in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the potential rights offering, including statements containing the words "will,” “expect,” “potential,” “opportunities” and words of similar import. There can be no assurance (i) that the potential rights offering will be commenced or, if commenced, will be consummated on the terms described in this press release, (ii) of the amount of net proceeds that will be raised by the potential rights offering or (iii) that the Company will be able to use the proceeds from the potential rights offering as anticipated or, even if so used, that the effects of such uses will be as anticipated. For a further list and description of the risks and uncertainties inherent in forward-looking statements, see the Annual Report on Form 10-K (as amended) filed by the Company in respect of the fiscal year ended December 31, 2020, and the preliminary prospectus supplement relating to the rights offering filed by the Company with the SEC on June 1, 2021. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. CIM Commercial undertakes no obligation to publicly update or release any revisions to its forward-looking statements, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise, except as required by law.

Free Writing Prospectus | CIM Commercial Trust Corporation

Filed Pursuant to Rule 433 | Dated June 1, 2021 | Registration Statement No. 333-233255

CIM Commercial has filed a registration statement (including a base prospectus) with the Securities and Exchange Commission (the “SEC”) in respect of the offering to which this press release relates. Before you invest in the potential rights offering, you should read the preliminary prospectus supplement, dated June 1, 2021 (and, when it becomes available, the final prospectus supplement) and the accompanying base prospectus, dated December 4, 2019. Before making any investment in the potential rights offering, you should read the other documents CIM Commercial has filed with the SEC for more complete information about CIM Commercial and the potential rights offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. You may request to receive a prospectus in respect of the potential rights offering by calling toll-free at 1-866-341-2653.

For CIM Commercial Trust Corporation

Media Relations:
Karen Diehl, Diehl Communications, 310-741-9097

karen@diehlcommunications.com

or

Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

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